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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated July 31, 1995, relating to the financial statements of Affiliated Computer Services, Inc., which appears in such Prospectus. We also consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated July 31, 1995, which appears on page 36 of the 1995 Annual Report to Shareholders of Affiliated Computer Services, Inc., which is incorporated by reference in Affiliated Computer Services, Inc.'s Annual Report on Form 10-K for the year ended June 30, 1995, and to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page F-1 of Affiliated Computer Services, Inc.'s Annual Report on Form 10-K. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Consolidated Financial Data."

PRICE WATERHOUSE LLP
Dallas, Texas
June 10, 1996